GOOSEHEAD INSURANCE, INC. ANNOUNCES FIRST QUARTER 2026 RESULTS
– Total Revenue Increased 23% and Core Revenue* Grew 15% over the Prior-Year Period –
–Total Written Premium increased 13% to $1.1 billion over the Prior-Year Period –
– Net Income of $8.0 million versus Net Income of $2.6 million a year ago –
– Adjusted EBITDA* up 57% over Prior-Year Period to $24.4 million –
– Repurchased $49.8 million of shares during the quarter at an average price of $50.54 –

WESTLAKE, TEXAS – April 22, 2026 - Goosehead Insurance, Inc. (“Goosehead” or the “Company”) (NASDAQ: GSHD), a rapidly growing independent personal lines insurance agency, today announced results for the first quarter ended March 31, 2026.

First Quarter 2026 Highlights
•Total Revenues grew 23% over the prior-year period to $93.1 million in the first quarter of 2026
•First quarter Core Revenues* of $79.5 million increased 15% over the prior-year period
•First quarter net income of $8.0 million increased from net income of $2.6 million a year ago.
•EPS of $0.20 per share increased 122% and Adjusted EPS* of $0.37 per share increased 45%, over the prior-year period
•Net income margin for the first quarter was 9%
•Adjusted EBITDA* of $24.4 million increased 57% from $15.5 million in the prior-year period
•Adjusted EBITDA Margin* increased 6 percentage points over the prior-year period to 26%
•Total written premiums placed for the first quarter increased 13% over the prior-year period to $1.1 billion
•Policies in force grew 14% from the prior-year period to approximately 1,973,000
•Corporate agent headcount of 482 increased 13% compared to the prior-year period
•Total franchise producers of 2,150 increased 3% from the prior-year period

*Core Revenue, Adjusted EPS, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP measures. Reconciliations of Core Revenue to total revenues, Adjusted EPS to basic earnings per share and Adjusted EBITDA to net income, the most directly comparable financial measures presented in accordance with GAAP, are set forth in the reconciliation table accompanying this release.

“This quarter we took another leap forward in building out our industry leading digital distribution platform. Our Digital Agent 2.0, which first launched with the capability of digitally binding multiple auto carriers in Texas, has now officially expanded to include multiple homeowners products.” said Mark Miller, CEO. “We believe it is a game changer that we have the first end-to-end digital insurance marketplace in the United States. We’ve also made significant progress in further deploying AI into our business in ways that generate real efficiency gains, which we are reinvesting back into further enhancing the client experience and driving long term sustainable growth. We look forward to executing our technology roadmap and delivering strong financial results in the quarters to come.”

First Quarter 2026 Results
For the first quarter of 2026, revenues were $93.1 million, an increase of 23% compared to the corresponding period in 2025. Core Revenues, a non-GAAP measure which excludes contingent commissions, initial franchise fees, interest income, and other franchise revenues, were $79.5 million, a 15% increase from $69.1 million in the prior-year period. Core Revenues are the most reliable revenue stream for the Company, consisting of New Business Commissions, Agency Fees, New Business Royalty Fees, Renewal Commissions, and Renewal Royalty Fees. Core Revenue growth was primarily driven by an increase in policies in their renewal term, assisted by Client Retention of 85%, as well as more new policies written, driven by an increase in the number of Corporate and Franchise sales agents and growth in Franchise productivity. The Company grew total written premiums, which we consider to be the leading indicator of future revenue growth, by 13% in the first quarter compared to the corresponding period in prior year.

Total operating expenses for the first quarter of 2026 were $78.1 million, up from $69.0 million in the prior-year period. Total operating expenses, excluding equity-based compensation, depreciation and amortization, impairment and other gains and losses* for the first quarter of 2026 were $68.7 million, up 14% from $60.1 million in the prior-year period. Employee compensation and benefits increased to $50.5 million from $48.3 million in the prior-year period. Employee compensation and benefits, excluding equity-based compensation* increased to $44.3 million from $42.1 million in the prior-year period. The increases were primarily due to investments in corporate producers and technology functions. Equity-based compensation remained flat at $6.2 million for the period, compared to $6.2 million in the prior-year period. General and administrative expenses increased to $24.0 million from $17.6 million in the prior-year period. General and administrative expenses, excluding impairment and other gains and losses*, increased to $24.0 million from $17.6 million primarily due to investments in technology, including AI technologies, and professional services to drive growth and continue to improve the client experience. Bad debt expense of $0.4 million remained flat compared to the prior-year period.

Net income in the first quarter of 2026 was $8.0 million versus net income of $2.6 million in the prior-year period. Earnings per share and Net Income Margin for the first quarter of 2026 were $0.20 and 9%, respectively. Adjusted EPS for the first quarter of 2026, which excludes equity-based compensation, impairment expense, and other gains and losses, was $0.37 per share. Total Adjusted EBITDA was $24.4 million for the first quarter of 2026 compared to $15.5 million in the prior-year period. Adjusted EBITDA Margin of 26% increased 6 percentage points in the quarter.
*Total operating expenses, excluding equity-based compensation, depreciation and amortization, impairment and other gains and losses; Employee compensation and benefits, excluding equity-based compensation; and General and administrative expenses, excluding impairment and other gains and losses are non- GAAP measures. For the definition and reconciliation of each non-GAAP measure, see “Reconciliation of Non-GAAP Measures to GAAP” below.

Liquidity and Capital Resources
As of March 31, 2026, the Company had cash and cash equivalents of $25.7 million. We have a line of credit of $75.0 million, of which $26.0 million was drawn as of March 31, 2026. Total outstanding term note payable balance was $297.8 million as of March 31, 2026. During the quarter ended March 31, 2026, the Company repurchased and retired 985 thousand shares at an average share price of $50.54. As of March 31, 2026, $148.5 million remained available under the share repurchase authorization.

2026 Outlook
Our guidance for the full year 2026 is as follows:
•Total revenues are expected to grow organically between 10% and 19%.
•Total written premiums are expected grow between 12% and 20%.

Conference Call Information
Goosehead will host a conference call and webcast today at 4:30 PM ET to discuss these results.

To access the call by phone, participants should go to this link (registration link), and you will be provided with the dial in details.

In addition, a live webcast of the conference call will also be available on Goosehead’s investor relations website at http://ir.gooseheadinsurance.com.

A webcast replay of the call will be available at http://ir.gooseheadinsurance.com for one year following the call.

About Goosehead
Goosehead (NASDAQ: GSHD) is a rapidly growing and innovative independent personal lines insurance agency that distributes its products and services through corporate and franchise locations throughout the United States. Goosehead was founded on the premise that the consumer should be at the center of our universe and that everything we do should be directed at providing extraordinary value by offering broad product choice and a world-class service experience. Goosehead represents over 200 insurance companies that underwrite personal and commercial lines. For more information, please visit goosehead.com or goosehead.com/become-a-franchisee.

Forward-Looking Statements
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Goosehead’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or Goosehead’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, conditions impacting insurance carriers or other parties with which Goosehead does business, the loss of one or more key executives or an inability to attract and retain qualified personnel and the failure to attract and retain highly qualified franchisees. These risks and uncertainties also include, but are not limited to, those described under the captions “1A. Risk Factors” in Goosehead’s Annual Report on Form 10-K for the year ended December 31, 2025 and in Goosehead’s other filings with the SEC, which are available free of charge on the Securities Exchange Commission's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Goosehead or to persons acting on behalf of Goosehead are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Goosehead does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

Contacts
Investor Contacts:
Maddie Middleton
Goosehead Insurance - Senior Director of Investor Relations
Phone: (972) 800-1993
Email: madeline.middleton@goosehead.com; IR@goosehead.com;

PR Contact:
Mission North for Goosehead Insurance
Email: goosehead@missionnorth.com; PR@goosehead.com

Goosehead Insurance, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenues:
Commissions and agency fees	$38,685	$29,423
Franchise revenues	54,274	45,971
Interest income	117	189
Total revenues	93,076	75,583
Operating Expenses:
Employee compensation and benefits	50,527	48,334
General and administrative expenses	23,969	17,559
Bad debts	373	406
Depreciation and amortization	3,212	2,670
Total operating expenses	78,081	68,969
Income from operations	14,995	6,614
Other Income:
Interest expense	(5,472)	(5,823)
Other income	267	168
Income before taxes	9,790	959
Tax expense (benefit)	1,745	(1,687)
Net Income	8,045	2,646
Less: net income attributable to noncontrolling interests	3,156	304
Net Income attributable to Goosehead Insurance, Inc.	$4,889	$2,342
Earnings per share:
Basic	$0.20	$0.09
Diluted	$0.19	$0.09
Weighted average shares of Class A common stock outstanding:
Basic	24,269	24,791
Diluted	36,640	25,943

Goosehead Insurance, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenues:
Core Revenue:
Renewal Commissions(1)	$18,162	$16,952
Renewal Royalty Fees(2)	43,594	37,244
New Business Commissions(1)	7,452	5,755
New Business Royalty Fees(2)	7,886	6,929
Agency Fees(1)	2,385	2,240
Total Core Revenue	79,479	69,120
Cost Recovery Revenue:
Initial Franchise Fees(2)	1,609	1,342
Interest Income	117	189
Total Cost Recovery Revenue	1,726	1,531
Ancillary Revenue:
Contingent Commissions(1)	10,686	4,476
Other Franchise Revenues(2)	1,185	456
Total Ancillary Revenue	11,871	4,932
Total Revenues	93,076	75,583
Operating Expenses:
Employee compensation and benefits, excluding equity-based compensation	44,310	42,098
General and administrative expenses, excluding impairment	23,969	17,559
Bad debts	373	406
Total	68,652	60,063
Adjusted EBITDA	24,424	15,520
Adjusted EBITDA Margin	26%	21%

Interest expense	(5,472)	(5,823)
Depreciation and amortization	(3,212)	(2,670)
Tax (expense) benefit	(1,745)	1,687
Equity-based compensation	(6,217)	(6,236)
Impairment and other gains and losses	—	—
Other income	267	168
Net Income	$8,045	$2,646
Net Income Margin	9%	4%
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Condensed Consolidated Statements of Operations within Goosehead’s Form 10-Q for the three months ended March 31, 2026 and 2025.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Franchise Revenues are included in "Franchise revenues" as shown on the Condensed Consolidated Statements of Operations within Goosehead’s Form 10-Q for the three months ended March 31, 2026 and 2025.

Goosehead Insurance, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except par value amounts)

	March 31,	December 31,
	2026	2025
Assets
Current Assets:
Cash and cash equivalents	$25,652	$34,390
Restricted cash	3,436	3,547
Commissions and agency fees receivable, net	15,785	36,613
Receivable from franchisees, net	14,554	11,141
Prepaid expenses	13,863	7,552
Total current assets	73,290	93,243
Receivable from franchisees, net of current portion	1,822	2,936
Property and equipment, net of accumulated depreciation	22,493	21,549
Right-of-use asset	32,689	34,087
Intangible assets, net of accumulated amortization	44,061	39,700
Deferred income taxes, net	211,442	216,371
Other assets	7,016	6,978
Total assets	$392,813	$414,864
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$31,002	$33,629
Premiums payable	3,436	3,547
Lease liability	9,039	8,666
Contract liabilities	2,931	3,241
Note payable	2,993	2,993
Liabilities under tax receivable agreement	6,237	6,237
Total current liabilities	55,638	58,313
Lease liability, net of current portion	48,784	51,168
Note payable, net of current portion	314,917	289,461
Contract liabilities, net of current portion	11,974	13,025
Liabilities under tax receivable agreement, net of current portion	165,685	165,685
Total liabilities	596,998	577,652
Class A common stock, $0.01 par value per share - 300,000 shares authorized, 23,671 shares issued and outstanding as of March 31, 2026, 24,653 shares issued and outstanding as of December 31, 2025	237	247
Class B common stock, $0.01 par value per share - 50,000 shares authorized, 11,935 issued and outstanding as of March 31, 2026, 11,935 shares issued and outstanding as of December 31, 2025	119	119
Additional paid in capital	6,839	37,486
Accumulated deficit	(128,467)	(133,356)
Total stockholders' equity	(121,272)	(95,504)
Non-controlling interests	(82,913)	(67,284)
Total equity	(204,185)	(162,788)
Total liabilities and equity	$392,813	$414,864
.

Goosehead Insurance, Inc.
Reconciliation of Non-GAAP Measures to GAAP
This release includes certain financial performance measures that are not required by, nor presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The Company refers to these measures as “non-GAAP financial measures.” The Company uses these non-GAAP financial measures when planning, monitoring and evaluating its performance and considers these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax position, depreciation, amortization and certain other items that the Company believes are not representative of its core business. The Company uses these non-GAAP financial measures for business planning purposes and in measuring its performance relative to that of its competitors.
These non-GAAP financial measures are defined by the Company as follows:
•"Core Revenue" is a supplemental measure of our performance and includes Renewal Commissions, Renewal Royalty Fees, New Business Commissions, New Business Royalty Fees, and Agency Fees. We believe that Core Revenue is an appropriate measure of operating performance because it summarizes all of our revenues from sales of individual insurance policies.
•"Cost Recovery Revenue" is a supplemental measure of our performance and includes Initial Franchise Fees and Interest Income. We believe that Cost Recovery Revenue is an appropriate measure of operating performance because it summarizes revenues that are viewed by management as cost recovery mechanisms.
•"Ancillary Revenue" is a supplemental measure of our performance and includes Contingent Commissions and Other Franchise Revenues. We believe that Ancillary Revenue is an appropriate measure of operating performance because it summarizes revenues that are ancillary to our core business.
•"Adjusted EBITDA" is a supplemental measure of the Company's performance. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of items that do not relate to business performance. Adjusted EBITDA is defined as net income (the most directly comparable GAAP measure) before interest, income taxes, depreciation and amortization, adjusted to exclude equity-based compensation, impairment expense, and other non-operating items, including, among other things, certain non-cash charges and certain non-recurring or non-operating gains or losses.
•"Adjusted EBITDA Margin" is Adjusted EBITDA as defined above, divided by total revenue. Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.
•"Adjusted EPS" is a supplemental measure of our performance, defined as earnings per share (the most directly comparable GAAP measure) before non-recurring or non-operating income and expenses. Adjusted EPS is a useful measure to management and our investors because it eliminates the impact of items that do not relate to business performance and helps measure our profitability on a consolidated level.
•“Total operating expenses, excluding equity-based compensation, depreciation and amortization, and impairment expenses” is defined as total operating expenses (the most directly comparable GAAP measure) before equity-based compensation, depreciation and amortization, and impairment expenses. This measure is useful to management and our investors as it eliminates the impact of certain non-cash charges.
•“Employee compensation and benefits, excluding equity-based compensation” is defined as Employee compensation and benefits (the most directly comparable GAAP measure) before equity-based compensation. This measure is useful to management and our investors as it eliminates the impact of certain non-cash compensation charges.
•“General and administrative expenses, excluding impairment” is defined as general and administrative expenses (the most directly comparable GAAP measure) before impairment expense. This measure is useful to management and our investors as it eliminates the impact of certain non-cash charges.
While the Company believes that these non-GAAP financial measures are useful in evaluating its business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues, net income, or earnings per share, in each case as recognized in accordance with GAAP. In addition, other companies, including companies in the Company’s industry, may calculate such measures differently, which reduces their usefulness as comparative measures.

The following tables show a reconciliation from total revenues to Core Revenue, Cost Recovery Revenue, and Ancillary Revenue (non-GAAP basis) for the three months ended March 31, 2026 and 2025 (in thousands):

	Three Months Ended March 31,
	2026	2025
Total Revenues	$93,076	$75,583

Core Revenue:
Renewal Commissions(1)	$18,162	$16,952
Renewal Royalty Fees(2)	43,594	37,244
New Business Commissions(1)	7,452	5,755
New Business Royalty Fees(2)	7,886	6,929
Agency Fees(1)	2,385	2,240
Total Core Revenue	79,479	69,120
Cost Recovery Revenue:
Initial Franchise Fees(2)	1,609	1,342
Interest Income	117	189
Total Cost Recovery Revenue	1,726	1,531
Ancillary Revenue:
Contingent Commissions(1)	10,686	4,476
Other Franchise Revenues(2)	1,185	456
Total Ancillary Revenue	11,871	4,932
Total Revenues	$93,076	$75,583
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Condensed Consolidated Statements of Operations.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Franchise Revenues are included in "Franchise revenues" as shown on the Condensed Consolidated Statements of Operations.

The following tables show a reconciliation from net income to Adjusted EBITDA and Adjusted EBITDA Margin (non-GAAP basis) for the three months ended March 31, 2026 and 2025 (in thousands):

	Three Months Ended March 31,
	2026	2025
Net Income	$8,045	$2,646
Interest expense	5,472	5,823
Depreciation and amortization	3,212	2,670
Tax expense (benefit)	1,745	(1,687)
Equity-based compensation	6,217	6,236
Impairment and other gains and losses	—	—
Other income	(267)	(168)
Adjusted EBITDA	$24,424	$15,520
Net Income Margin(1)	9%	4%
Adjusted EBITDA Margin(2)	26%	21%
(1) Net Income Margin is calculated as Net Income divided by Total Revenue: ($8,045/$93,076) and ($2,646/$75,583) for the three months ended March 31, 2026 and 2025, respectively.
(2) Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue: ($24,424/$93,076), and ($15,520/$75,583) for the three months ended March 31, 2026 and 2025, respectively.

The following tables show a reconciliation from basic earnings per share to Adjusted EPS (non-GAAP basis) for the three months ended March 31, 2026 and 2025. Note that totals may not sum due to rounding:

	Three Months Ended March 31,
	2026	2025
Earnings per share - basic (GAAP)	$0.20	$0.09
Add: equity-based compensation(1)	0.17	0.17
Adjusted EPS (non-GAAP)	$0.37	$0.26
(1) Calculated as equity-based compensation divided by sum of weighted average Class A and Class B shares: [$6.2 million/(24.3 million + 11.9 million)] for the three months ended March 31, 2026, [$6.2 million/ (24.8 million + 12.6 million)] for the three months ended March 31, 2025.

Goosehead Insurance, Inc.
Key Performance Indicators

	March 31, 2026	December 31, 2025	March 31, 2025
Corporate sales agents < 1 year tenured	275	261	254
Corporate sales agents > 1 year tenured	207	228	172
Operating franchises < 1 year tenured	77	87	100
Operating franchises > 1 year tenured	879	922	998
Franchise Producers < 1 Year	625	545	520
Franchise Producers > 1 Year	1,525	1,568	1,577
Total Franchise Producers	2,150	2,113	2,097
QTD Corporate Agent Productivity < 1 Year (1)	$16,577	$13,728	$14,960
QTD Corporate Agent Productivity > 1 Year (1)	$25,284	$22,735	$27,793
QTD Franchise Productivity < 1 Year (2)	$19,023	$17,861	$13,904
QTD Franchise Productivity > 1 Year (2)	$37,443	$29,089	$30,551
Policies in Force	1,973,000	1,900,429	1,729,000
Client Retention	85%	85%	84%
Premium Retention	89%	90%	98%
QTD Written Premium (in thousands)	$1,133,953	$1,090,130	$1,000,231
Net Promoter Score ("NPS")	72	77	87
(1) - Corporate Productivity is New Business Production per Agent (Corporate): The New Business Revenue collected related to corporate sales, divided by the average number of full-time corporate sales agents for the same period. This calculation excludes interns, part-time sales agents and partial full-time equivalent sales managers.
(2) - Franchise Productivity is New Business Production per Agency: The gross commissions paid by Carriers and Agency Fees received related to policies in their first term sold by franchise sales agents, prior to paying Royalty Fees to the Company, divided by the average number of franchises for the same period.